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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 23, 2001
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                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)





            Delaware                   0-14120                  23-1462070
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(State or other jurisdiction       (Commission File           (IRS Employer
 of incorporation)                     Number)              Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA             19477
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         (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000
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Item 5. Other Events

On January 23, 2001 Advanta Corp. (the "Company" or "Advanta") announced pretax fourth quarter income for Advanta Business Cards of $19.0 million, an increase of 64% year on year and 34% over the third quarter of 2000. Pretax income for Advanta Business Cards was $71.2 million for 2000, an increase of 108% over the $34.2 million reported for 1999. The Company anticipates completing the sale of its Mortgage business to Chase Manhattan Mortgage Corporation during first quarter 2001 and filed a preliminary proxy statement with the Securities and Exchange Commission on January 12, 2001.

The asset quality of the Business Card portfolio was consistent with the Company's expectations. Charge-offs for the fourth quarter were 4.95% on an annualized basis before the impact of a one-time adjustment for bankruptcy charge-offs to comply with the Federal Financial Institutions Examination Council's revised charge-off policy for the industry, as compared to 4.83% for the prior quarter. After the one-time adjustment, which did not impact earnings, charge-offs for the quarter were 5.54%. Advanta Business Cards ended the year with managed receivables of $1.66 billion, as compared to $1.53 billion at September 30, 2000 and $1.04 billion at year end 1999.

"Advanta Business Cards completed its most successful year of operations to date," said Dennis Alter, Chairman and Chief Executive Officer. "This business exceeded expectations set at the beginning of 2000. We intend to build on this momentum by concentrating increased energy and resources on the small business market where we are already one of the nation's largest issuers of MasterCard business credit cards as we bring the sale of our Mortgage business to `closure.'"

The sale of the Mortgage business to Chase Manhattan Mortgage Corporation is proceeding. As described in the preliminary proxy statement, the definitive agreement provides for the sale of substantially all of the assets of the Mortgage business to Chase Manhattan Mortgage Corporation for cash. The purchase price is estimated to be approximately $1,021,632,000 and will result in a gain before transaction expenses of approximately $59,670,000. This gain will be reduced by a charge of approximately $19,670,000 associated with equipment, facilities and derivative instruments related to hedging activities which will not be purchased by Chase. "The completion of this strategic transaction will convert the Mortgage business assets to cash, reducing debt and enhancing the Company's funds available to invest in our very successful small business credit card operation," said President Bill Rosoff.

Advanta reported company-wide net income for the fourth quarter 2000 of $3.2 million, or $0.13 per share on a diluted basis for its Class A and Class B shares combined. For full year 2000, the Company reported a net loss of $156.7 million or $6.24 per share on a diluted basis for its Class A and Class B shares combined.

The quarter's results were impacted by an Advanta Leasing loss of $7.9 million for the quarter. After a thorough review of strategic alternatives available to its Leasing business, the Company has decided that it is in the best interests of its shareholders to cease originating leases. The Company will continue to service the existing portfolio rather than sell the business or the portfolio. In connection with this decision, the Company recorded a $4.3 million charge to write-down certain Leasing business assets, which are included in the quarter's results. Despite



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the loss, during the fourth quarter Advanta Leasing significantly improved the asset quality of its portfolio. Charge-offs for the quarter were 3.91% as compared to 6.28% during the third quarter of 2000. Over 30 day delinquencies declined to 6.85% from 7.87% at September 30, 2000, and are at the lowest level since June 30, 1998.

Also included in this quarter's results are $17 million of charges primarily relating to venture capital asset valuation charges and the results of litigation, which are reported in the "Other" segment in the attached supplemental consolidating income statement. In addition, Mortgage results include $25.3 million of termination fees under a servicing agreement.

The Company will issue guidance for 2001 during the week of February 19 which will take into account the anticipated resolution of the strategic alternative process for the Mortgage and Leasing businesses and corporate restructuring.

Advanta management will hold a conference call with analysts and institutional investors today, January 23, 2001, at 9:00 am Eastern time. The call will be broadcast simultaneously for the public over the Internet through http://www.advanta.com or http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those unable to listen to the live broadcast, replays will be available shortly after the call on the Vcall site.

Advanta (www.advanta.comhttp://www.advanta.com) is a highly focused financial services company with over 2,600 employees, servicing approximately $20 billion of assets, including approximately $12 billion in managed assets and approximately $8 billion in assets serviced for third parties. Advanta has been providing financial services to consumers and small businesses since 1951, including a broad range of self-service financial solutions and services on the Internet.

Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Advanta also created one of the first automated underwriting and sales engines used in the non-conforming mortgage industry.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) interest rate fluctuations; (5) the level of expenses; (6) the timing of the securitizations of the Company's receivables; (7) the level of insurance policy renewals; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (9) relationships with significant vendors, business partners and customers; (10) the amount and cost of financing available to the Company; (11) the ratings on the debt of the Company and its subsidiaries; (12) the ability to attract and retain key personnel and customers; (13) the timing and closing of the



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sale of the Mortgage business; (14) factors affecting the final purchase price of the sale of the Mortgage business; (15) the approval of the sale by regulatory agencies and Advanta shareholders; and (16) factors affecting the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternative process for the Mortgage and Leasing businesses. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.



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Form 8-K                                                      Advanta Corp.
January 23, 2001



Item 7.  Financial Statements and Exhibits.
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(c)   Exhibits:

         The following exhibits are filed as part of this Report on Form 8-K.

         99     Selected Summary Financial Data.




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Form 8-K                                                      Advanta Corp.
January 23, 2001


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  Advanta Corp.


                                  By: /s/ Elizabeth H. Mai
                                     -----------------------------------------
                                      Elizabeth H. Mai, Senior Vice President,
                                      Secretary and General Counsel




January 23, 2001


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Form 8-K                                                      Advanta Corp.
January 23, 2001



                                Index to Exhibits


Exhibit Number Per
Item 60l of
Regulation S-K             Description of Document
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         99                Selected Summary Financial Data







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